                                                                  EXHIBIT 4.4


THE WARRANTS REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE WARRANTS REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS MAY NOT BE OFFERED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS APPLICABLE (IN WHICH CASE THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT) AND THE PROVISIONS OF ALL OTHER APPLICABLE SECURITIES LAWS ARE OBSERVED.


                            BIOLASE TECHNOLOGY, INC.

              Incorporated Under the Laws of the State of Delaware

No. 96-U-____                                             _________ Common Stock
                                                          Purchase Warrants


                          CERTIFICATE FOR COMMON STOCK
                               PURCHASE WARRANTS


        1. Warrant. This Warrant Certificate certifies that _________________ _________________________________________________________________ (the
"Registered Holder"), is the registered owner of the above indicated number of Warrants expiring on the Expiration Date, as hereinafter defined. One (1) Warrant entitles the Registered Holder to purchase one (1) share of the common stock, par value $0.001 per share (a "Share"), of BioLase Technology, Inc., a Delaware corporation (the "Company"), from the Company at a purchase price of Three Dollars and Fifty Cents ($3.50) (the "Exercise Price") to the extent and on the conditions specified herein at any time during the Exercise Period, as hereinafter defined, upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed and accompanied by payment of the Exercise Price at the principal executive office of the Company.

        The Warrants represented by this Warrant Certificate were originally issued as part of a unit (a "Unit"), consisting of one share (the "Share") of Series A Redeemable Cumulative Convertible Preferred Stock ("Preferred Stock") which is convertible into shares of the Company's Common Stock ("Common Stock") and Five Thousand (5,000) Warrants, issued by the Company in a private placement (the "Private Placement") pursuant to a Private Placement Memorandum dated September 11, 1996. The date on which the transactions constituting the Private Placement were consummated and the Warrants represented by this Warrant Certificate were originally issued is referred to as the "Closing Date".


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         2. Restrictive Legends.  Each Warrant Certificate shall bear legends substantially in the form of the legends that appear at the beginning of this Warrant Certificate. Each certificate representing Shares issued upon exercise of Warrants, unless such Shares are then registered for issuance under the Securities Act of 1933, as amended (the "Act"), shall bear a legend in substantially the following form:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER THE SECURITIES ACT AND APPLICABLE LAWS OF OTHER JURISDICTIONS. THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IS APPLICABLE (IN WHICH CASE THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT) AND THE PROVISIONS OF ALL OTHER APPLICABLE SECURITIES LAWS ARE OBSERVED."

         3. Exercise. Subject to the terms hereof, the Warrants evidenced by this Warrant Certificate may be exercised at the Exercise Price in whole or in part at any time during the period (the "Exercise Period") commencing, if at all, with respect to various portions of the Warrants at the times herein specified and terminating at the close of business at the location of the principal executive offices of the Company on December 31, 1998 (the "Expiration Date"). The Exercise Period may also be extended by the Company's Board of Directors.

         A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender to the Company during the Exercise Period at its principal executive offices of this Warrant Certificate with the exercise form attached hereto duly completed and executed by the Registered Holder and accompanied by payment to the Company, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price for the Shares being acquired through exercise of Warrants, in lawful money of the United States of America.

         The Exercise Period shall commence as to one thousand six hundred sixty-six (1,666) Warrants, and the right of the Registered Holder hereof to purchase through exercise of Warrants one thousand six hundred sixty-six (1,666) shares of Common Stock shall commence, on the one hundred twentieth (120th) day after the Closing Date, if and only if such Registered Holder remains the record holder through the one hundred twentieth (120th) day after the Closing Date of the Share of Preferred Stock that constituting part of the Unit of which the Warrants represented by this Warrant Certificate were part or all of the shares of Common Stock into which such Share is converted.

         The Exercise Period shall commence as to an additional one thousand six hundred sixty-seven (1,667) Warrants, and the right of the Registered Holder hereof to purchase through exercise of Warrants an additional one thousand six hundred sixty-seven (1,667) shares of Common Stock shall commence, on the two hundred fortieth (240th) day after the Closing Date, if and only if such Registered Holder remains the record holder through the two hundred fortieth (240th) day after the Closing Date of the Share of Preferred Stock that constituting part of the Unit of which the Warrants represented by this Warrant Certificate were part or all of the shares of Common Stock into which such Share is converted.


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         The Exercise Period shall commence as to an additional (and the remaining) one thousand six hundred sixty-seven (1,667) Warrants, and the right of the Registered Holder hereof to purchase through exercise of Warrants an additional one thousand six hundred sixty-seven (1,667) shares of Common Stock shall commence, on the three hundred sixtieth (360th) day after the Closing Date, if and only if such Registered Holder remains the record holder through the three hundred sixtieth (360th) day after the Closing Date of the Share of Preferred Stock that constituting part of the Unit of which the Warrants represented by this Warrant Certificate were part or all of the shares of Common Stock into which such Share is converted.

         The person entitled to receive the Shares issuable upon exercise of a Warrant or Warrants ("Warrant Shares") shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant, but the Company will instead pay a cash adjustment in respect of any fraction of a Warrant Share which would otherwise be issuable in an amount equal to the same fraction of the market price of a Share on the date of exercise, such market price to be determined in good faith by the Board of Directors of the Company. If Warrants represented by more than one Warrant Certificate shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

         Promptly, and in any event within ten business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares deliverable on such exercise.

         The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the Registered Holder thereof to any of the rights of shareholders or to any dividend declared on the Shares unless the Registered Holder shall have exercised the Warrants and thereby purchased the Warrant Shares prior to the record date for the determination of holders of Shares entitled to such dividend or other right.

         4. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.



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         5. Registration of Transfer.  The Warrants represented by this Warrant
Certificate may be transferred only (i) to the estate of a natural person who is the Registered Holder and (ii) to a successor by merger or otherwise by operation of law with respect to a Registered Holder that is not a natural person, provided any such transfer complies with all applicable federal and state securities laws and, if requested by the Company, the Registered Holder delivers to the Company an opinion of counsel to that effect, in form and substance reasonably acceptable to the Company. Warrant Certificates to be transferred shall be surrendered to the Company at its principal executive office. The Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the transfer shall be entitled to receive.

         The Company shall keep transfer books at its principal executive office or at such other office as it may designate, which shall register Warrant Certificates and the transfer thereof. On due presentment at such office of any Warrant Certificate for registration of a transfer permitted hereunder, the Company shall execute, issue and deliver to the transferee a new Warrant Certificate representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and shall be accompanied by documentary evidence, reasonably satisfactory to the Company, demonstrating the entitlement of the transferee to the requested transfer. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

         All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Company and thereafter retained by the Company until the Expiration Date. Prior to due presentment for registration of transfer thereof, the Company may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the Company shall not be affected by any notice to the contrary.

         6. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall execute and deliver, in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe.

         7. Call Option. So long as the closing price or last trade on the principal exchange on which, or in the principal market in which, the Shares then trade equals or exceeds Six Dollars ($6.00) per share for the twenty (20) consecutive trading days immediately preceding but not including the date of such call, the Company at any time after December 31, 1997 shall have the right and option, upon no less than thirty (30) days' written notice to the Registered Holder, to call and thereafter to redeem and acquire all of the Warrants evidenced hereby which remain outstanding and unexercised at the date fixed for such redemption in such notice (the "Redemption Date"), which Redemption Date shall be at least 30 days after the date of such notice, for an amount equal to One Cent ($.01) per Warrant; provided, however, that the Registered Holder shall be entitled during the period between the date of such notice and the Redemption Date to exercise the Warrants in accordance with the provisions of Section 3



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hereof.  Said notice of redemption shall require the Registered Holder to surrender to the Company, on the Redemption Date, at the principal executive offices of the Company, the certificate or certificates representing the Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the Redemption Date, after the Redemption Date such Warrants shall be deemed to be expired and all rights of the Registered Holder of such unsurrendered Warrants shall cease and terminate, other than the right to receive the redemption price of $.01 per Warrant for such Warrants, without interest.

         In connection with any call hereunder, the Company shall have no obligation to call any other stock purchase warrant or warrants, whether or not having similar terms, and no call made pursuant to any other stock purchase warrant shall obligate the Company to exercise its right and option to make a call hereunder, except that the Company shall not call any redeemable stock purchase warrants expiring December 31, 1998 (including the Warrants evidenced hereby) having terms substantially identical to the Warrants evidenced hereby unless the Company concurrently calls all such Warrants.

         8. Adjustment of Shares. The number and kind of securities issuable upon exercise of a Warrant or to be delivered upon the redemption of Warrants hereunder shall be subject to adjustment from time to time upon the happening of certain events ("Adjustment Event"), as follows:

             (a) If the Company shall, at any time prior to the complete exercise of the Warrants evidenced hereby, declare or pay to the holders of its outstanding Shares, a dividend payable in any kind of shares of stock or other securities of the Company, or in property, or otherwise than in cash, the Registered Holder when thereafter exercising the Warrants evidenced hereby as herein provided shall be entitled to receive for the Exercise Price, in addition to one Warrant Share, such additional share or shares of stock or scrip representing fractions of a share or other securities or property as the Registered Holder would have received in the form of such dividend if he had been the holder of record of such Warrant Share on the record date for the determination of the holders of Shares entitled to receive such dividend.

             (b) If the Company shall, while any Warrants evidenced hereby remain in force, effect a stock split, reverse stock split or other recapitalization of such character that the Shares for which the Warrants are exercisable shall be changed into or become exchangeable for a larger or smaller number of shares, then thereafter the number of Shares which the Registered Holder shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of outstanding Shares of the Company arising solely by reason of such recapitalization, and the Exercise Price (per Share) shall in the case of an increase in the number of Shares be proportionately reduced, and in the case of a decrease in the number of shares be proportionately increased, so that the aggregate exercise price shall remain the same.

             (c) In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Shares or other securities receivable upon exercise of a Warrant are converted into



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         other stock or securities of the same or another corporation, then and in each such case, the Registered Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination, shall be entitled to receive, in lieu of the Shares or other securities to which such Registered Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Registered Holder would have owned immediately after such event with respect to the Shares and other securities for which a Warrant may have been exercised immediately before such event had the Registered Holder exercised the Warrant immediately prior to such event.

             (d) In case the Company shall at any time prior to the exercise of a Warrant evidenced hereby make any distribution of its assets to holders of its Shares by liquidating or partial liquidating dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of its incorporation, then the Registered Holder when thereafter exercising such Warrant as herein provided after the date of record for the determination of those holders of Shares entitled to such distribution of assets, shall be entitled to receive for the Exercise Price, in addition to a Warrant Share, the amount of such assets (or at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of Shares as such value is determined by the Board of Directors of the Company in good faith) which would have been payable to the Registered Holder had he been the holder of record of such Warrant Share receivable upon exercise of such Warrant on the record date for the determination of those entitled to such distribution.

         In each case of an adjustment in the Shares or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Registered Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.

         9. Reduction in Exercise Price at Company's Option. The Company's Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holders of any such reduction in the Exercise Price.

         10. Notices. All notices, demands, elections, or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile or telegram to the Company, at its principal executive office, and to the Registered Holder, at the address of such holder as set forth on the books maintained by the Company.

         11. General Provisions. This Warrant Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of California. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. The headings of this Warrant Certificate are for convenience in reference only and shall not affect the meaning hereof.



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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the ____ day of ____________, 199__.

                                          BioLase Technology, Inc.


                                          By
                                             ----------------------------------


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
                            BIOLASE TECHNOLOGY, INC.

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common                      UNIF GIFT MIN ACT -
TEN ENT -   as tenants by the entireties                  Custodian
JR TEN  -   as joint tenants with right               ---------------------
            of survivorship and not as                  (Cust)     (Minor)
            tenants in common                         under Uniform Gifts
                                                      to Minors Act _______
                                                                    (State)

Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

                 (To be Executed by the Registered Holder if He
                  Desires to Assign Warrants Evidenced by the
                          Within Warrant Certificate)

         FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _____________________________ _____________________ (_______)
Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint _____________________ __________________
Attorney to transfer the said Warrants evidenced by the within Warrant Certificates on the books of the Company, with full power of substitution.


Dated:____________________         _____________________________________________
                                                    Signature

Notice: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:  __________________________________________


SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION", AS DEFINED IN RULE 17Ad-15 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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
                          FORM OF ELECTION TO PURCHASE
              (To be Executed by the Holder to Exercise Warrants)

To BioLase Technology, Inc.:

         The undersigned hereby irrevocably elects to exercise _______________ _____________________ (______) Warrants evidenced by the within Warrant Certificate for, and to purchase thereunder, ___________________ (______) full shares of Common Stock issuable upon exercise of said Warrants and delivery of $___________ and any applicable taxes.

         The undersigned hereby:

(i) either [check one]

         [ ] certifies that the undersigned is an accredited investor, as defined in Rule 501 under the Securities Exchange Act of 1934, as amended, and will be the record and beneficial owner of the shares of Common Stock to be issued upon exercise of these Warrants; or

         [ ] is supplying an opinion of counsel for the undersigned, which shall be reasonably satisfactory in form and substance to BioLase Technology, Inc., to the effect that the issuance of shares of Common Stock pursuant to this exercise is exempt from the registration requirements of the Securities Act of 1933, as amended; and

(ii) agrees that the undersigned will not offer, sell, hypothecate or otherwise transfer such shares of Common Stock unless such shares are registered under said Securities Act or an exemption from the registration requirements of such Act is applicable (in which case the undersigned shall supply an opinion of counsel in form and substance reasonably satisfactory to BioLase Technology, Inc. to such effect) and the provisions of all other applicable securities laws are observed.

         Please register the certificates for such shares as follows:

                                                   Taxpayer identification or
                                                     social security number:

___________________________________________   __________________________________
         (Please print name)

_____________________________________________________________________________
                             (Please print address)

_____________________________________________________________________________


           (FORM OF ELECTION TO PURCHASE CONTINUES ON FOLLOWING PAGE)


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
         If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be registered in the name of the undersigned at the following address and delivered to that address:

_____________________________________________________________________________
                             (Please print address)

_____________________________________________________________________________


Dated: ___________________  Signature: _________________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the shares is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.


Signature Guaranteed: __________________________________________________________

SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION", AS DEFINED IN RULE 17Ad-15 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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